                                                                     EXHIBIT 4.3

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE TRANSFERRED, ASSIGNED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED BECAUSE OF AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

     THIS DEBENTURE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE DEBENTURE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS DEBENTURE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS DEBENTURE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

     No. 1                                                       $1,000,000

     Dated: October 19, 2001


                             CONSTELLATION 3D, INC.

                  5% CONVERTIBLE DEBENTURE DUE OCTOBER 1, 2006

     This Debenture ("Debenture") is one of a duly authorized issue of Debentures of CONSTELLATION 3D, INC. (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware, designated as the Company's 5% Convertible Debentures Due October 1, 2006, in an aggregate principal amount of One Million Dollars (U.S. $1,000,000) (the "Debentures").

     For Value Received, the Company promises to pay to DEAM CONVERTIBLE ARBITRAGE FUND LTD., the initial holder hereof, or its order (including successors-in-interest, the "Holder"), the principal sum of One Million Dollars (U.S. $1,000,000) on October 1, 2006 (the "Maturity Date") and to pay interest on the principal sum outstanding under this Debenture ("Outstanding Principal Amount"), at the rate of 5% per annum, compounded semi-annually, payable in arrears on the last day of March and September of each year and on the Maturity Date (each an "Interest Payment Date"), with the first such payment due on March 31, 2002. Interest shall accrue daily commencing on the date hereof and shall continue until payment in full of all amounts due under this Debenture. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debenture (the "Debenture Register"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Debenture Purchase Agreement dated as of October 19, 2001 entered into by the Company and the Holder (the "Purchase Agreement").

     The interest on this Debenture is payable, at the Company's option:

         (a) in such coin or currency of the United States which as of the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time; or

         (b) subject, to the conditions set forth below, by paying the amount in shares of Common Stock, with certificates for such shares (the "Interest Shares") to be delivered to the Holder on the Interest Payment Date. The number of Interest Shares shall be determined by dividing the interest amount by 95% of the average Market Price for shares of Common Stock for the five (5) Trading Days immediately preceding the Interest Payment Date ("Interest Conversion Price"). The Company's ability to pay interest with Interest Shares is subject to the condition that there is Effective Registration (as defined in of the Purchase Agreement) with respect to the Interest Shares and all the shares of Common Stock issuable upon conversation of this Debenture.

          In the event that the Interest Shares are not delivered to Holder within 3 Trading Days of the Interest Payment Date the interest shall be automatically due and payable in cash pursuant to paragraph (a) above, or, in the sole option of the Holder, shall be added to the Outstanding Principal Amount of this Debenture.

     Except as herein provided for interest, all amounts payable under this Debenture shall be paid as provided in clause (a) above.

     The Company shall exercise its option regarding its payment of interest hereunder by delivering an irrevocable statement in the form of Exhibit 1 hereto
                                                                ---------
("Payment Statement") at least five (5) Trading Days prior to the applicable Interest Payment Date. Each Payment Statement shall be applicable for the immediately succeeding Interest Payment Date only. If the Payment Statement is not timely delivered to the Holder as provided herein, the payment with respect to such Interest Payment Date shall be in cash.

     The Company will pay any principal due and all accrued and unpaid interest due upon this Debenture to the person that is the Holder of this Debenture on the records of the Company as of the applicable Interest Payment Date and addressed to such Holder at the last address appearing on the Debenture Register.

     The Outstanding Principal Amount and interest due hereunder shall bear interest, from and after the day following the occurrence and during the continuance of an Event of Default hereunder, at the per annum rate equal to the lower of the Citibank Prime Rate per annum plus six percent (6%) and the highest rate permitted by law (the "Default Rate"). The Holder shall have the option to receive such interest as cash interest, Interest Shares or by adding such interest to the Outstanding Principal Amount of this Debenture, and shall exercise its option by delivering to the Company a statement in a form substantially similar to the Payment Statement which shall be effective until the Holder delivers an additional statement to the contrary. The interest shall be payable on demand.

     Subject to applicable law, any interest otherwise payable that is not paid for any applicable period because it would exceed the highest rate permitted by law shall become payable whenever the payment thereof, together with other interest due for any such subsequent period, would not exceed such highest legal rate.

     The Holder of this Debenture is entitled to certain rights and remedies pursuant to the Purchase Agreement and the Registration Rights Agreement. This Debenture does not provide voting rights to the Holder.

     This Debenture is subject to the following additional provisions:

     1.  Exchange. The Debentures are exchangeable for an equal aggregate
         --------
principal amount of Debentures of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

     2.  Transfers. This Debenture may be transferred or exchanged in the United
         ---------
States only in compliance with the 1933 Act and applicable state securities laws, or applicable exemptions therefrom. Prior to due presentment for transfer of this Debenture, the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided, whether or not this Debenture is overdue.

     3.  Definitions. For purposes hereof the following definitions shall apply:
         -----------

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "Affiliate" shall mean, with respect to any person or entity, another person or entity that directly or indirectly controls, is controlled by, or is under common control with that person or entity.

         "Change in Control Transaction" shall mean any transaction pursuant to which (i) the Company sells, leases, transfers, conveys or otherwise disposes of, in one or more related transactions, all or substantially all of its assets to any person or entity other than existing stockholders and their Affiliates;
(ii) any person or group (within the meaning of Section 13(d) of the Exchange
Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the 1933 Act), obtains beneficial ownership of or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act; provided, that for this purpose the right to acquire beneficial ownership, even if not within 60 days, shall be deemed to convey beneficial ownership) in excess of 50% of the Company's voting power; or (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof.

         "Closing Date" shall mean the date of the original issuance of this Debenture.

         "Common Stock" shall mean the common stock, par value $0.00001, of the Company.

         "Conversion Amount" shall mean the sum of (i) the Outstanding Principal Amount, (ii) accrued and unpaid interest not previously added to the Outstanding Principal

Amount pursuant to the terms of this Debenture, and (iii) any default or delay payments owing under the Transaction Documents.

          "Conversion Price" shall mean $.8513, as adjusted pursuant to this Debenture and the Purchase Agreement.

          "Conversion Ratio" means, at any time, a fraction, of which the numerator is the Conversion Amount (or such portion thereof that is being submitted for conversion, redeemed or repurchased), and of which the denominator is the then applicable Conversion Price.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Market Price" shall mean the price of one share of Common Stock determined as follows:

              (i) If the Common Stock is included for quotation on the Nasdaq National Market System or the Nasdaq Small-Cap Market, the last reported "bid" price thereon on the date of valuation;

              (ii) If clause (i) does not apply and the Common Stock is listed on NYSE or the American Stock Exchange, the closing bid price on such exchange on the date of valuation;

              (iii) If neither clause (i) nor clause (ii) applies but the
                    Common Stock is quoted in the over-the-counter market, another recognized exchange, on the pink sheets or bulletin board, (A) the last sales price on the date of valuation or, if there is no such sales price, (B) the mean between the last reported "bid" and "asked" prices thereof on the date of valuation; and

              (iv) If neither clause (i), clause (ii) or clause (iii) above applies, the market value as determined by a nationally recognized investment banking firm or other nationally recognized financial advisor retained by the Company and reasonably acceptable to the Holder for such purpose, taking into consideration, among other factors, the earnings history, book value and prospects for the Company, and the prices at which shares of Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons absent manifest error.

          "NYSE" shall mean the New York Stock Exchange.

          "Principal Market" shall mean the Nasdaq National Market System, or if the Common Stock ceases to be included for quotation thereon, such other securities market on which the Common Stock is principally listed, quoted or traded.

          "Public Announcement" shall mean any public filing with the Securities and Exchange Commission, any press release by either the Company or a third party or any other public statement.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of October 19, 2001 executed by the Company and the Holder in connection with the Purchase Agreement.

          "Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

          "Trading Day" shall mean a day on which the Common Stock is traded on the Principal Market (or any similar organization or agency succeeding such market or exchange's functions of reporting prices).

          "VWAP" shall mean the daily volume weighted average price of the Common Stock on the Principal Market between the hours of 9:30 a.m. and 4:00 p.m. on a Trading Day (as reported by Bloomberg Financial L.P. using the AQR function; provided that such function captures all trades on the Principal Market that occur during the hours specified above).

     4.   Change in Control, Etc.
          ----------------------

          (a) If at any time there occurs a Change in Control Transaction, Holder shall be entitled, at its sole option, to have the Company redeem this Debenture in whole or in part at a price equal to 115% of the Conversion Amount (the "Redemption Price"). Such Holder shall be entitled to make such election at any time after a Public Announcement of a pending Change in Control Transaction and up to ten days after the effective date of the Change in Control Transaction.

          (b) If at any time there occurs a Public Announcement of a pending Change in Control Transaction in which the public shareholders of the Company are to receive consideration, a portion of which is capital stock or any security convertible into capital stock of another entity in exchange for shares of Common Stock ("Change in Control Consideration"), then prompt provision shall be made in a manner reasonably acceptable to the Holders so that each Holder shall have the right (in addition to its other rights under this Debenture):

               (i) following the closing of the transaction covered by such Public Announcement, to convert its Debentures into the Change in Control Consideration that such Holder would have been or would be entitled to receive had it converted all of its Debentures into Common Stock (notwithstanding any restrictions imposed upon the Holder pursuant to this Debenture or the Purchase Agreement in its ability to do so) immediately prior to the Change in Control Transaction at the Change in Control Conversion Price, and acquired the Change in Control Consideration as a shareholder of the Company, subject to adjustment thereafter pursuant to the terms of the Debentures; or

               (ii) following such Public Announcement, convert its Debentures into Common Stock at the Change in Control Conversion Price.

               The "Change in Control Conversion Price" shall mean a price, subject to adjustments in the same manner as adjustments to the Conversion Price, equal to the least of: (i) the then existing Conversion Price; (ii) 100% of the lowest Market Price for any of the five Trading Days immediately preceding the Public Announcement of the Change in Control Transaction; and
(iii) 85% of the lowest Market Price on the five Trading Days immediately following the Public Announcement. The Market Price shall be appropriately adjusted for stock splits, reverse splits, stock dividends and other dilutive events applicable to all stockholders, including those events occurring in connection with the Change in Control Transaction, that occur during the Trading Days referred to above.

               Notwithstanding the above, if there is a Public Announcement that such Change in Control Transaction has been definitively terminated or abandoned, the Change in Control Conversion Price shall be effective for conversions of Debentures only until the end of the 10th Trading Day following such Public Announcement, and the Conversion Price following such time shall be determined as if such Change in Control Transaction had not been publicly announced.

     5.   Conversion at the Option of the Holder. The Holder of this Debenture
          --------------------------------------
shall have the following conversion rights:

          (a) Holder's Right to Convert. The Holder shall have the right, at its
              -------------------------
option, at any time and from time to time to convert the Conversion Amount under this Debenture in whole or in part by delivering to the Company a fully executed notice of conversion in the form of the conversion notice attached hereto as
Exhibit 2 (the "Conversion Notice"), which may be transmitted by facsimile.
---------
Notwithstanding anything to the contrary herein, this Debenture and the Conversion Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of, Section 11 below or the 20% Cap (as defined in the Purchase Agreement).

          (b) Common Stock Issuance Upon Conversion.
              -------------------------------------

               (i)  Conversion Date Procedures. Upon conversion of this
                    --------------------------
                    Debenture, the Conversion Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the Conversion Amount being converted by the then applicable Conversion Price. The date of any Conversion Notice hereunder shall be referred to herein as the "Conversion Date". If a conversion hereunder cannot be effected in full for any reason, or if the Holder is converting less than all of the entire Conversion Amount hereunder pursuant to a Conversion Notice, the Company shall promptly deliver to the Holder (but no later than three Trading Days after the Conversion Date) a

                    Debenture for such Conversion Amount as has not been converted if this Debenture has been surrendered to the Company for partial conversion. The Holder shall not be required to physically surrender this Debenture to the Company unless the full Conversion Amount is being converted. The Holder and the Company shall maintain records showing the Conversion Amount and the Outstanding Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon each such conversion.

              (ii)  Stock Certificates or DWAC. The Company will deliver to the
                    --------------------------
                    Holder not later than three Trading Days after the Conversion Date, a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Debenture. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Debenture, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) prime broker with DTC through its Deposit Withdrawal Agent Commission system. If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Debenture if it was tendered for conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this
                    Section in accordance herewith prior to the fifth Trading Day after the Conversion Date, the Company shall pay to the Holder, in cash, an amount equal to 2% of the Conversion Amount per month, payable on such fifth Trading Day and at the expiration of each thirty-day period thereafter.

          (c) Forced Conversion.
              -----------------

              (i) Subject to subsection (ii) below, after the Registration Statement (as defined in the Registration Rights Agreement) is declared effective, in the event that the VWAP is greater than 200% of the then effective Conversion Price during any period of at least twenty (20) consecutive Trading Days (such 20 consecutive Trading Day period being referred to as the "Measuring Period"), the Company shall have the right to compel holders of Debentures (on a pro rata basis among holders of Debentures) to convert all or a portion of their Debentures at the Conversion Price in effect on the conversion date; provided, however, that (1) the Company
                                       --------
                      shall provide at least 5 Trading Days prior irrevocable written notice to all holders of its election hereunder, specifying the conversion date ("Forced Conversion Date") and the aggregate principal amount of Debentures to be converted, (2) the VWAP shall equal or exceed the Conversion Price at the time of such election notice and on each Trading Day thereafter through and including the Forced Conversion Date, (3) the Company's election notice shall have been received by the Holder no later than 2 Trading Days following the end of the applicable Measuring Period, and (4) holders of Debentures may continue to convert any or all of their Debentures after receiving the Company's election notice under this Section (which conversions shall be applied against the aggregate principal amount of Debentures required to be converted on the Forced Conversion Date). Such forced conversion shall be subject to and governed by all the provisions relating to voluntary conversion of the Debentures contained herein.

                 (ii) Conditions Precedent. Notwithstanding the preceding
                      --------------------
                      subsection (i), no holder of Debentures shall be obligated to convert any portion of the Debentures held by such holder on the Forced Conversion Date unless and until each of the following conditions has been satisfied or exists, each of which shall be a condition precedent to any such forced conversion of Debentures (waivable by any holder with respect to such holder's Debentures only):

                 (A) There shall be Effective Registration at all times from the first Trading Day of the applicable Measuring Period through and including the Forced Conversion Date;

                 (B) There shall not have occurred a Change in Control Transaction or the public announcement of a pending Change in Control Transaction which has not been abandoned or terminated; and

                 (C) The total number of Common Shares issuable hereunder (regardless of any limitations contained herein) shall have been duly authorized and reserved for issuance.

        6.   Stock Splits; Stock Dividends; Adjustments; Reorganizations.
             -----------------------------------------------------------

             (a) Stock Splits, Stock Dividends, etc. If the Company, at any time
                 ----------------------------------
while the Debentures are outstanding, shall (i) pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including investments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a larger number of shares, (iii) combine outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 6(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of an issuance, subdivision or combination.

             (b) Common Stock Issuances. In the event that the Company issues or
                 ----------------------
sells any shares of Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than (A) shares or options issued or which may be issued pursuant to (i) the Company's current or future employee or director option plans or shares issued upon exercise of options, warrants, rights or convertible notes or debentures outstanding on the date of the Agreement and listed in the Company's most recent periodic report filed under the Exchange Act, (ii) arrangements with the Purchaser, (iii) acquisitions of other entities by the Company, or (iv) settlements of the Company's existing accounts payable to its trade creditors; provided, that the
                                                            --------
amounts due under such settled accounts payable shall not exceed $100,000 per trade creditor or (B) sales of Common Stock (in one or more tranches to the same or different purchasers) with an aggregate Market Price of less than $100,000 at the time they are sold) at an effective exercise price per share ("Effective Price") which is less than the then current Market Price or the Conversion Price then in effect, then the Conversion Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying such Conversion Price by a fraction (x) the numerator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at the Market Price or Conversion Price then in effect, as the case may be; and (y) the denominator of which is the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

             For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

             For purposes of the Section 6(b), if an event occurs which triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method that yields the greatest downward adjustment in the Conversion Price shall be used.

             (c) Reclassification. In the event that at any time or from time to
                 ----------------
time after the Closing Date, the Common Stock issuable upon the conversion of the Debentures is changed into the same or a different number of shares of any class or classes of stock, whether by merger, consolidation, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Section 6), then and as a condition to each such event, provision shall be made in a manner reasonably acceptable to the Holders of Debentures so that each Holder of Debentures shall have the right thereafter to convert such Debenture into the kind of stock receivable upon such recapitalization, reclassification or other change by holders of shares of Common Stock, all subject to further adjustment as provided herein. In such event, the formula set forth herein for conversion shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock (applying the same factors used in determining the Conversion Price) issued in connection with the above described transaction.

             (d) Notice. Whenever any element of the Conversion Price is
                 ------
adjusted pursuant to this Section 6, the Company shall promptly mail to each Holder of Debentures a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

             (e) Record Date. In the event of any taking by the Company of a
                 -----------
record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible or exchangeable into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall deliver to each Holder of Debentures at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

             (f) Distributions. If the Company, at any time while the Debentures
                 -------------
are outstanding, shall distribute to all holders of Shares of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 6(c) above) then the Holder shall participate in such distribution on a pro rata basis with the holders of shares of Common Stock entitled to receive such dividend, distribution, issuance, subdivision or combination as if the Holder held that number of shares of Common Stock that the Holder would have been entitled to receive hereunder upon conversion of the Debenture (without regard to Section 11 or the 20% Cap (as defined in the Purchase Agreement)) immediately prior to the record date fixed for determination of shareholders entitled to receive such dividend, at the Conversion Price then in existence.

             (g) Additional Debentures. If the Company, at any time while the
                 ---------------------
Debentures are outstanding, issues one or more additional Debentures pursuant to the Purchase Agreement (regardless of whether such issuance is made to the Holder of this Debenture) with a conversion price that is lower than the then current Conversion Price of this Debenture, the Conversion Price of this Debenture shall be automatically reduced to equal the lowest conversion price of such additional Debentures.

      7.   Fractional Shares. No fractional shares of Common Stock or scrip
           -----------------
representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded up to the nearest whole share.

      8.   Reservation of Stock Issuable Upon Conversion.
           ---------------------------------------------

           (a) Reservation Requirement. The Company covenants that it will at
               -----------------------
all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of the payment of Interest Shares and issuance upon conversion of the Debentures as herein provided, free from preemptive rights or any other present or contingent purchase rights of persons other than the Holders of the Debentures, 125% of the maximum number of shares of Common Stock as shall be issuable (taking into account the adjustments of Section 6 hereof) upon the conversion of all of the Debentures pursuant hereto. The Company covenants that all shares of Common Stock that shall be so issuable shall upon issuance, be duly and validly authorized, issued and fully paid and nonassessable.

           (b) Deficiency. If the Company does not have a sufficient number of
               ----------
shares of Common Stock available to satisfy the Company's obligations to a Holder of Debentures upon receipt of a Conversion Notice or is otherwise unable to issue such shares of Common Stock in accordance with the terms of this Agreement such Holder shall be entitled to the rights and remedies set forth in the Registration Rights Agreement.

      9.   No Reissuance of the Debenture. No Debentures acquired by the Company
           ------------------------------
by reason of conversion, redemption, purchase, exchange or otherwise shall be reissued, and all such Debentures shall be retired.

      10.  No Impairment. The Company shall not knowingly and intentionally take
           -------------
any action which would impair the rights and privileges of the Debentures set forth herein or the Holders thereof.

      11.  Limitations on Holder's Right to Convert.
           ----------------------------------------

           (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon conversion of this Debenture pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the Holder's "affiliates" (as defined in Rule 144 of the 1933 Act) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under
Section 13(d) of the Exchange Act, exists, would exceed 9.99% of the total issued and outstanding shares of the Common Stock (the "Restricted Ownership Percentage"). Each Holder shall have the right (i) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (ii) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change of Control Transaction.

           (b) The Company's obligation to issue shares of Common Stock which would exceed such limits referred to in this Section 11 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

      12.  Obligations Absolute. No provision of this Debenture, the Purchase
           --------------------
Agreement or the Registration Rights Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest and delay payments on, this Debenture or to issue shares of Common Stock in response to a Conversion Notice at the time, place and rate, and in the manner, herein prescribed, except that if the Company disputes the Holder's calculation of the number of shares to be issued upon a conversion, the Company shall deliver to Holder the number of shares not in dispute and the parties shall have the calculation dispute resolved by a third party mutually acceptable to them.

      13.  Waivers of Demand, Etc. The Company hereby expressly and irrevocably
           ----------------------
waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

      14.  Replacement Debenture. In the event that any Holder notifies the
           ---------------------
Company that its Debenture(s) have been lost, stolen or destroyed, replacement Debenture(s) identical in all respects to the original Debenture(s) (except for registration number and Outstanding Principal Amount, if different than that shown on the original Debenture(s)), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such lost, stolen or destroyed Debenture.

      15.  Issue Taxes.  The Company shall pay any and all issue and other taxes
           -----------
(other than income and similar taxes) that may be payable in respect of any issue or delivery of Common Shares on the conversion of this Debenture.

      16.  Defaults.  The occurrence of one or more of the following shall be
           --------
deemed an "Event of Default" under this Debenture:

           (a) the Company shall default in the payment of (i) interest on this Debenture or any other Debenture issued pursuant to the Purchase Agreement, and such default shall continue for five Trading Days after notice of such default is received by the Company, or (ii) the principal of this Debenture or any other Debenture issued pursuant to the Purchase Agreement; or

           (b) the Company shall fail to deliver the proper amount of Common Shares upon the conversion of this Debenture or any other Debenture issued pursuant to the Purchase Agreement to the Holder within five Trading Days following the Conversion Date; or

                   (c) any of the representations or warranties made by the Company in any of the Transaction Documents, or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection herewith or therewith shall be false or misleading at the time made; or

                   (d) the Company shall fail to materially perform or observe any covenant, provision, term, obligation or agreement in the Transaction Documents and such failure shall continue uncured for a period of 20 calendar days after notice of such failure; or

                   (e) the Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

                   (f) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within forty-five (45) days after such appointment; or

                   (g) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within forty-five (45) days thereafter; or

                   (h) the Company shall, in one or a series of transactions, sell or otherwise transfer all or substantially all of its assets; or

                   (i) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within forty-five (45) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding; or

                   (j) the Company shall be in default of any other of its indebtedness exceeding $500,000, or any other event shall have occurred such that as a result thereof the holders thereof shall have accelerated or shall have the right (upon the giving of notice, the passage of time, or both) to accelerate such indebtedness; or

                   (k) any money judgment, writ or warrant of attachment, or similar process in excess of $500,000 in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded and unstayed for a period of forty-five (45) days; or

                   (l) the Public Announcement of a "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act; or

                   (m) the Public Announcement of a tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act;

           17.     Remedies. If an Event of Default occurs and is continuing
                   --------
with respect to this Debenture, the Holder may declare this Debenture and all other Debentures held by the Holder, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses
(e), (f), (g) and (i) of Section 16, this Debenture shall become immediately due and payable without further action or notice. In the event of any Event of Default, the amount due and owing to the Holder under this Debenture shall be the greater of (1) the Redemption Price and (2) the product of (A) the higher of
(i) the highest Market Price during the five Trading Days immediately preceding the event giving rise to the Event of Default and (ii) the highest Market Price during the period commencing with the five Trading Days immediately preceding the Holder's acceleration of this Debenture and ending on (and including) the date on which the amount due and owing under this Debenture is paid to the Holder, and (B) the Conversion Ratio. In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid in full within seven calendar days of Holder's request. The remedies under this Debenture shall be cumulative.

           18.     Savings Clause. In case any provision of this Debenture is
                   --------------
held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby, and such provision shall remain effective in all other jurisdictions.

           19.     Entire Agreement. This Debenture and the agreements referred
                   ----------------
to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

           20.     Assignment, Etc. The Holder (but not the Company) may without
                   ---------------
notice, transfer or assign this Debenture or any interest herein and may mortgage, encumber or transfer any of its rights or interest in and to this Debenture or any part hereof and, without limitation, each assignee, transferee and mortgagee (which may include any affiliate of the Holder) shall have the right to transfer or assign its interest. Each such assignee, transferee and mortgagee shall have all of the rights of the Holder under this Debenture. The Company agrees that after receipt by the Company of written notice of assignment from the Holder or from the Holder's assignee, all principal, interest and other amounts which are then and thereafter become due under this

Debenture shall be paid to such assignee at the place of payment designated in such notice. This Debenture shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

     21.  No Waiver. No failure on the part of the Holder to exercise, and no
          ---------
delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

     22.  Certificate. The Company shall, upon the written request at any time
          -----------
of any Holder of Debentures, furnish or cause to be furnished to such Holder a certificate prepared by the chief financial officer of Company setting forth any adjustments or readjustments of the Conversion Price pursuant to this Debenture and any right of the Holder to receive additional shares of Common Stock or any other equity or debt security pursuant to Section 6.

     23.  Notices. The Company shall distribute to the Holders of Debentures
          -------
copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock, at such times and by such method as such documents are distributed to such holders of Common Stock, but shall not directly or indirectly provide material non-public information to the Holder without such Holder's prior written consent.

     24.  Specific Enforcement. The Company agrees that irreparable damage would
          --------------------
occur in the event that any of the provisions of this Debenture were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Holders of Debentures shall be entitled to specific performance, injunctive relief or other equitable remedies to prevent or cure breaches of the provisions of this Debenture and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled under agreement, at law or in equity.

     25.  Miscellaneous. Unless otherwise provided herein, any notice or other
          -------------
communication to a party hereunder shall be sufficiently given if in writing and personally delivered, facsimiled or mailed to said party by certified mail, return receipt requested, at its address set forth herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally or, if sent by mail or facsimile, then when actually received by the party to whom it is addressed. Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

     26.  GOVERNING LAW; CONSENT TO JURISDICTION. THIS DEBENTURE SHALL BE
          --------------------------------------
GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE EXECUTED AND PERFORMED ENTIRELY WITHIN SUCH STATE. THE COMPANY (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE

STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS DEBENTURE AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AS PROVIDED HEREIN AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                             Signature Page Follows

     In Witness Whereof, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                             CONSTELLATION 3D, INC.

                                             By: /s/ Leonardo Berezowsky
                                                 -----------------------
                                             Name:
                                             Title: Chief Financial Officer

         Signature page to 5% Convertible Debenture of CONSTELLATION 3D, INC.

                                    EXHIBIT 1

                                PAYMENT STATEMENT
                                -----------------

Date:______________

To: [Name of Holder of Debenture] ("Holder")

Re:      5% Convertible Debenture Due October 1, 2006 ("Debenture") of
CONSTELLATION 3D, INC. (the "Company"), in the Outstanding Principal Amount of U.S.$_______________.

                  The Company hereby irrevocably elects to pay interest on the Debenture, for the Interest Payment Date indicated below, in the following manner (the Company should check its selection):

                  ____ cash interest; or

                  ____ Interest Shares.


                  Interest Payment Date: _________________________


                  If the selection above is Interest Shares, the Company should fill in the following:

                  Interest Conversion Price:                U.S.$
                                                                 _______________

                  Number of Interest Shares:                U.S.$
                                                                 _______________

                  The Company hereby certifies to the Holder, its successors and assigns that the Outstanding Principal Amount due under the Debenture after delivery of this Payment Statement equals the amount indicated below. Capitalized terms used in this Payment Statement and not otherwise defined shall have the meaning ascribed thereto in the Debenture.

Outstanding Principal Amount
Due Under the Debenture
After Delivery
Of This Payment Statement:          U.S.$__________________

                  IN WITNESS WHEREOF, this Payment Statement has been duly executed and delivered on the date first written above.

                                             CONSTELLATION 3D, INC.


                                             By:
                                             Name:
                                             Title:

                                    EXHIBIT 2

                      (To be Executed by Registered Holder
                         in order to Convert Debenture)

                                CONVERSION NOTICE
                                       FOR
                  5% CONVERTIBLE DEBENTURE DUE OCTOBER 1, 2006


         The undersigned, as Holder of the 5% Convertible Debenture Due October 1, 2006 of CONSTELLATION 3D, INC. (the "Company"), in the outstanding principal amount of U.S. $_____________ (the "Debenture"), hereby elects to convert that portion of the outstanding principal amount of the Debenture shown on the next page into shares of Common Stock, $0.00001 par value per share (the "Common Stock"), of the Company according to the conditions of the Debenture, as of the date written below. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Conversion Information:              NAME OF HOLDER:
                                                   ______________________

                             By:
                                _________________________________________
                                     Print Name:
                                     Print Title:

                                     Print Address of Holder:

                                     ____________________________________

                                     ____________________________________

                                     Issue Common Stock to:
                                                            _____________
                                     at:
                                        _________________________________

                                     Electronically transmit and credit
                                     Common Stock to:
                                                        at:
                                     ____________________________________
                                     Date of Conversion

                THE COMPUTATION OF THE NUMBER OF COMMON SHARES TO
                  BE RECEIVED IS SET FORTH ON THE ATTACHED PAGE

Page 2 to Conversion Notice for:__________________________________________
                                     (Name of Holder)

              COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED
              -----------------------------------------------------

A.       Outstanding Principal Amount converted:                               $_______
B.       Accrued, unpaid interest on Outstanding Principal Amount converted:   $_______
Total dollar amount converted (total of A + B)                                 $_______
                                                                               ========




Conversion Price                                                               $_______

Number of Shares of Common Stock   =    Total dollar amount converted       =  $
                                        -----------------------------          ________
                                           Conversion Price                    $

Number of shares of Common Stock   =    _____________________________



If the conversion is not being settled by DTC, please issue and deliver _____ certificate(s) for shares of Common Stock in the following amount(s):

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


Please issue and deliver _____ new Debenture(s) in the following amounts:


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________